                                                                       EXHIBIT 5
                    [LONG ALDRIDGE & NORMAN LLP LETTERHEAD]

                                 July 27, 2001

Board of Directors
ADTRAN, Inc.
901 Explorer Boulevard
Huntsville, Alabama 35814-4000

   Re: ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan
          Registration Statement on Form S-8

Ladies and Gentlemen:

   We have acted as counsel to ADTRAN, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 3,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Plan Shares"), which are issuable upon the exercise of options which may be granted in the future pursuant to the ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan (the "Plan").

   The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

   Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

   In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings and the Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

   As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

   The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of the General Corporation Law of the State of Delaware as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Plan Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

   Based upon and subject to the foregoing, we are of the following opinion:

   (1) the Plan Shares, when issued upon the exercise of options, in accordance with the terms of the Plan, against payment in full of the option exercise price therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    Long Aldridge  & Norman LLP


                                    By: /s/ Thomas P. Lauth
                                        -------------------
                                        Thomas P. Lauth